   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 15, 1998

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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           TITAN INTERNATIONAL, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                     ILLINOIS                                           36-3228472
           (STATE OR OTHER JURISDICTION                              (I.R.S. EMPLOYER
         OF INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NUMBER)

                               2701 SPRUCE STREET
                             QUINCY, ILLINOIS 62301
                                 (217) 228-6011
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            CHERI T. HOLLEY, ESQUIRE
                 VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                           TITAN INTERNATIONAL, INC.
                               2701 SPRUCE STREET
                             QUINCY, ILLINOIS 62301
                                 (217) 228-6011
          (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effectiveness of this Registration Statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [ ]

    If any of the securities registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration number of the earlier effective registration statement for the same offering [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ]

                            ------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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


     This Amendment No. 1 to the Registration Statement (Registration No. 333-61743) is being filed solely to file the Company's 1994 Non-Employee Director Stock Option Plan, as amended May 21, 1998.


                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following is an itemized statement of estimated expenses to be paid by the Company in connection with the issuance and sale of the Common Stock being registered.

SEC registration fee........................................    $ 5,935*
Accounting fees and expenses................................    $ 3,000**
Printing Fees...............................................    $ 1,500
Legal fees and expenses.....................................    $20,000**
Miscellaneous...............................................    $ 4,565**
                                                                -------
     Total..................................................    $35,000**

-------------------------
 * Actual

** Estimated for the 12-month period commencing August 1, 1998.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company is incorporated under the laws of the State of Illinois.
Section 8.75 of the Illinois Business Corporation Act of 1983, as amended (the "IBCA") and Article Eleven of the registrant's By-Laws provide for indemnification of the Company's directors and officers and certain other persons, and Article Five of the registrant's Articles of Incorporation provides for a limitation of director liability. Under Section 8.75 of the IBCA, directors and officers of the Company may be indemnified by the Company against all expenses incurred in connection with actions (including, under certain circumstances, derivative actions) brought against such director or officer by reason of his or her status as a representative of the Company, or by reason of the fact that such director or officer serves or served as a representative of another entity at the Company's request, so long as the director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company.

     As permitted under Section 8.75 of the IBCA, the Company's By-Laws provide that the Company shall indemnify directors and officers against all expenses incurred in connection with actions (including derivative actions) brought against such director or officer by reason of the fact that he or she is or was a director or officer of the Company, or by reason of the fact that such director or officer serves or served as an employee or agent of any entity at the Company's request, unless the act or failure to act on the part of the director or officer giving rise to the claim for indemnification is determined by a court in a final, binding adjudication to have constituted willful misconduct or recklessness.

     The Company's Articles of Incorporation limit the liability of a director to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the Articles do not eliminate or limit director liability for any breach of the director's duty of loyalty to the Corporation or its stockholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, under Section 8.65 of the IBCA (relating to unlawful distributions), or for any transaction from which the director derived an improper personal benefit.

ITEM 16. EXHIBITS


 *4.1    Titan International, Inc. 1993 Stock Incentive Plan (as
         amended May 21, 1998)
  4.2    Titan International, Inc. 1994 Non-Employee Director Stock
         Option Plan (as amended May 21, 1998)
 *5      Opinion of Cheri T. Holley, Esquire
*23.1    Consent of PricewaterhouseCoopers LLP
*23.2    Consent of Cheri T. Holley, Esquire (contained in Exhibit 5)
*24      Power of Attorney (included on Signature Pages)


-------------------------

* Previously filed.

ITEM 17. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions discussed in Item 15 of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses
(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement; (2) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Quincy, Illinois, on August 14, 1998.
                                          TITAN INTERNATIONAL, INC.

                                          By: /s/ MAURICE M. TAYLOR

                                            ------------------------------------
                                            Maurice M. Taylor, Jr.
                                            President and Chief Executive
                                              Officer
                                            (the principal executive officer)

                                          By: /s/ KENT W. HACKAMACK

                                            ------------------------------------
                                            Kent W. Hackamack
                                            Vice President of Finance and
                                              Treasurer
                                              (the principal financial officer
                                              and principal accounting officer)



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on September 14, 1998 by the following persons in the capacities indicated.


                                          /s/ MAURICE M. TAYLOR

                                          --------------------------------------
                                          Maurice M. Taylor, Jr.
                                          President, Chief Executive Officer,
                                          and Director
                                          (the principal executive officer)


                                                             *


                                          --------------------------------------
                                          Erwin H. Billing, Director


                                                             *


                                          --------------------------------------
                                          Richard M. Cashin, Jr., Director


                                                             *


                                          --------------------------------------
                                          Edward J. Campbell, Director


                                                             *


                                          --------------------------------------
                                          Albert J. Febbo, Director


                                                             *


                                          --------------------------------------
                                          Anthony L. Soave, Director


                                          *By: /s/ KENT W. HACKAMACK


                                             -----------------------------------

                                             Kent W. Hackamack


                                             Attorney-in-Fact

                               INDEX OF EXHIBITS


EXHIBIT    DESCRIPTION
-------    -----------
  4.2      Titan International, Inc. 1994 Non-Employee Director Stock
           Option Plan (as amended May 21, 1998)